                                                                    Exhibit 99.1
                                                                    ------------

                                 BUSINESS UPDATE
                            **For Immediate Release**

                    Multilink Technology Corporation Reports
                           First Quarter 2002 Results

          .    Revenues for the quarter of $10.1 million
          .    Positive cash flow from operations
          .    New driver products for the metro market

Somerset, New Jersey U.S.A. - April 30, 2002 - Multilink Technology Corporation (Nasdaq: MLTC) today reported results for the first quarter ended March 31, 2002. Total revenues for the first quarter of 2002 were $10.1 million, compared with $26.7 million for the fourth quarter of 2001 and $31.1 million in the first quarter of 2001. Pro forma gross margins for the first quarter of 2002 were 40.9%, compared with 57.9% in the fourth quarter of 2001 and gross margins of 63.5% in the first quarter of 2001. Pro forma net loss for the first quarter of 2002 was $9.1 million, or diluted EPS ($0.13), compared with a net loss of $3.6 million, or diluted EPS ($0.05), in the fourth quarter of 2001 and net income of $0.5 million, or diluted EPS $0.01, in the first quarter of 2001.

"Our first quarter 2002 results continue to reflect a very challenging environment for optical transport products," stated Dr. Richard Nottenburg, Multilink's Co-Chairman, President and Chief Executive Officer. "Carrier spending reductions have caused delays in production schedules for design wins and have reduced revenues from legacy products. As a result, we anticipate that revenues will decline sequentially to approximately $5 million during the second quarter of 2002 and will remain in the single-digit range during the third quarter."

"We believe that following this bottoming out of our revenues, double-digit sequential revenue growth and double-digit revenues will resume in the fourth quarter as a result of new product introductions and a moderate recovery in our end markets. We continue to strengthen our technological leadership and our customer relationships and expand our total addressable market, while streamlining expenses, increasing operational efficiency and maintaining a strong balance sheet. We anticipate revenue from new products and increased market share should enable us to generate at least $10 million in quarterly revenues during the fourth quarter of 2002," concluded Dr. Nottenburg.

GAAP Basis Results

Pro forma operating results exclude certain items reported under generally accepted accounting principles (GAAP), including deferred stock compensation in each period and write downs to inventories and related charges to cost of revenues that occurred in the first and fourth quarters of 2001. Pro forma results also exclude the positive impact on gross margins from the sale of inventory written down to its net realizable value in the first and fourth quarters of 2001. A detailed reconciliation of GAAP to pro forma results is provided later in this release. Gross margins under GAAP for the first quarter of 2002 were 40.5%, compared with 41.5% in the fourth quarter of 2001 and gross margins of 46.2% in the first quarter of 2001. Net loss attributable to common shareholders under GAAP for the first quarter of 2002 was $10.4 million, or diluted EPS ($0.15), compared with a net loss attributable to common shareholders of $8.4 million, or diluted EPS ($0.12), in the fourth quarter of 2001 and a net loss attributable to common shareholders of $4.5 million, or diluted EPS ($0.15), in the first quarter of 2001.

Recent Product Introductions

----------------------------------------------------------------------------------------------------
Date                Product             Function / Description
----------------------------------------------------------------------------------------------------
April 30, 2002      MSA-                Announced the MTC5522, a precision multi-chip module, which
                    Compatible          allows MSA module designers to meet their size, power
                    Modulator           dissipation, performance and volume manufacturability
                    Driver (MDR)        requirements for MSA modules. Multilink is providing metro
                    MTC5522             customers with an MSA-compliant solution that is easier to design in, has lower power consumption and is ultimately
                                        more cost-effective. Our Micro-Module(TM) products are
                                        reducing component footprint requirements by up to 70
                                        percent. Customer feedback confirms the significance of
                                        reduced size, with no sacrifice in performance, to MSA
                                        application design engineers.
----------------------------------------------------------------------------------------------------
April 19, 2002      40 Gb/s Pysical     Announced our first 40 Gb/s chipset, the MTC1307, 4:1 bit
                    Layer Solution      digital multiplexer (MUX) and the MTC1308, 1:4 bit digital
                    MTC1307 and         demultiplexer (DMUX). These low jitter, high-speed devices
                    1308                have been designed using Silicon Germanium (SiGe) process
                                        technology for superior electrical performance and extended data rate range up to 50 Gb/s. The MTC1307 and MTC1308
                                        chipset addresses the increasing customer demand for
                                        reliable, low cost, high-performance integrated circuits
                                        suitable for next-generation prototype and experimental
                                        systems.
----------------------------------------------------------------------------------------------------
March 26, 2002      10 Gb/s Optical     Introduced our 100 km optical transponder; the MTC21218
                    Transponder for     which features the latest series of Multilink small form
                    up to 100 km        factor, extremely low power, Ball Grid Array (BGA) products.
                    MTC21218            This solution provides the reach and bandwidth capacity
                                        required by system vendors and allows them to improve the
                                        performance of optical networking systems for overall system cost reductions. This 300 pin MSA compatible transponder
                                        solution is suitable for strategic customer applications
                                        such as dense wavelength division multiplexer (DWDM)
                                        systems, metropolitan area networks, IP routers and ATM
                                        switches.
----------------------------------------------------------------------------------------------------
March 13, 2002      Modulator           Introduced the MTC5526, Multilink's form-factor compatible
                    Driver (MDR)        MDR for metro Non-Return-to-Zero (NRZ) applications.
                    for Metro           Multilink is providing the advantage of long-haul
                    Equipment           performance to the metro market by utilizing the high
                    Upgrades            performing MTC5529 Micro-Module(TM) MDR, integrated onto a
                    MTC5526             board assembly with configuration circuitry. The module's
                                        configuration, along with its package dimensions, allows
                                        metro designers to simply replace commonly used modulator
                                        drivers with the higher-performing, more cost-effective
                                        Multilink device without having to redesign or reconfigure their system board.
----------------------------------------------------------------------------------------------------
February 11, 2002   12.5 Gb/s           Introduced the MTC5529, the industry's first high
                    Micro-              performance, very small form factor 12.5 Gb/s NRZ MDR. Using
                    Module(TM) MDR      Multilink's unique Micro-Module(TM) technology, this product
                    MTC5529             allows Multilink to incorporate several highly-sophisticated integrated circuits into an easy-to-install BGA package. We are moving our leading-edge technologies of previously
                                        announced Multilink modules onto a new packaging platform
                                        which dramatically reduces power, size, and cost for lithium niobate based fiber optic transmission.
----------------------------------------------------------------------------------------------------

Earnings Conference Call

Multilink will hold a conference call to discuss quarterly results and financial guidance today, April 30, 2002, at 5:00 pm EDT. The conference call will be broadcast over the Internet. To listen to the call, please visit Multilink's web-site at http://www.mltc.com and then select Investor Relations and the link to `Earnings Announcement' approximately ten minutes before the start of the call. Please note that it will be necessary to have Windows Media Player installed on your computer to listen to the call and that this will be available for downloading from the Multilink site. A replay of the call, in it's entirety, will be available on the website for approximately seven days following the live call.

About Multilink:

Multilink Technology Corporation designs, develops and markets advanced-mixed-signal integrated circuits, modules, VLSI products and higher-level assemblies designed to enable the next generation of high-speed optical networking systems. By providing our customers with sophisticated products developed by utilizing systems level expertise and a high level of component integration, we facilitate our customers' ability to meet their time-to-market requirements. Our products span the markets from Metro to Ultra Long Haul optical transport equipment with a focus on the fastest commercially available speeds of 10 Gb/s and higher. Multilink is headquartered in Somerset, New Jersey with additional offices located throughout North America and Europe.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

This release and our comments during the conference call may contain forward-looking statements that are based on our current expectations, estimates and projections about our industry, and reflect management's beliefs and certain assumptions made by us based upon information available to us at this time. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements speak only as of the date hereof. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Multilink include, but are not limited to, general economic conditions and specific conditions in the markets we address, including the recent significant economic slowdown in the technology sector and semiconductor industry; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the rate at which our present and future customers and end-users adopt Multilink's technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; the qualification, availability and pricing of competing products and technologies and the resulting effects on revenues and pricing of our products; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; our ability to protect our intellectual property; the availability and pricing of foundry and assembly capacity and raw materials; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; the effects of new and emerging technologies; the risks and uncertainties associated with our international operations; changes in our product or customer mix; the quality of our products and any remediation costs; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our recent Annual Report on Form 10-K, our Registration Statement on Form S-1 and our other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

                                - Tables Follow -

                        Multilink Technology Corporation
                      Consolidated Statement of Operations
                  (in thousands, except for per share amounts)
                                   (unaudited)

                                                                           Three Months Ended
                                                                                March 31,
                                                                        --------------------------
                                                                          2002              2001
                                                                          ----              ----
Total revenues                                                          $ 10,091          $ 31,068
Cost of revenues, excluding deferred stock compensation                    5,445            11,349
Inventory write down and related charges                                       -             4,895
Deferred stock compensation                                                  564               477
                                                                        --------          --------
Total cost of revenues                                                     6,009            16,721
                                                                        --------          --------
Gross profit                                                               4,082            14,347

Operating expenses:
Research and development, excluding deferred stock compensation           12,789            12,536
Sales and marketing, excluding deferred stock compensation                 3,932             3,527
General and administrative, excluding deferred stock compensation          2,398             2,946
Deferred stock compensation                                                2,213             2,581
                                                                        --------          --------
Total operating expenses                                                  21,332            21,590

Operating loss                                                           (17,250)           (7,243)

Other income and expenses                                                    391               115
                                                                        --------          --------
Loss before benefit for income taxes                                     (16,859)           (7,128)
Benefit for income taxes                                                  (6,368)           (2,676)
                                                                        --------          --------

Net income (loss)                                                       $(10,491)         $ (4,452)
                                                                        ========          ========

Accretion of preferred stock to redemption value                               -                24

Net loss per common share basic and diluted                             $  (0.15)         $  (0.15)
                                                                        ========          ========
Weighted average shares basic and diluted                                 70,704            30,060
                                                                        ========          ========

                        Multilink Technology Corporation
          Reconciliation of Pro forma Net Income and Earnings Per Share
                  (in thousands, except for per share amounts)
                                   (unaudited)

                                                                         Three Months Ended
                                                                              March 31,
                                                                        ---------------------
                                                                           2002        2001
                                                                           ----        ----
Net income (loss) attributable to common shareholders                   $(10,491)   $ (4,476)
                                                                        ========    ========
Deferred stock compensation                                                2,777       3,058
Positive gross margin impact related to inventories written down
during 2001                                                                 (520)          0
Accretion of preferred stock to redemption value                               0          24
Dividend related to warrant issuance                                           0           0
Write down to inventories                                                      0       4,895
Aggregate pro forma tax adjustment                                          (848)     (2,998)
                                                                        --------    --------

Pro forma net income (loss)                                             $ (9,082)   $    503

Net income (loss) per common share
 Basic                                                                  $  (0.15)   $  (0.15)
                                                                        ========    ========
 Diluted                                                                $  (0.15)   $  (0.15)
                                                                        ========    ========

Pro forma net income (loss) per common share:
 Basic                                                                  $  (0.13)   $   0.02
                                                                        ========    ========
 Diluted                                                                $  (0.13)   $   0.01
                                                                        ========    ========

Weighted average shares:
 Basic                                                                    70,704      30,060
                                                                        ========    ========
 Diluted                                                                  70,704      78,349
                                                                        ========    ========

                        Multilink Technology Corporation
                            Select Balance Sheet Data
                             March 31, 2002 and 2001
                                 (in thousands)
                                   (unaudited)

                                                    2002       2001
Cash and short term investments                  $ 91,247   $ 20,877

Accounts receivable                                 7,802     14,667

Inventories                                         7,966     15,636

Total current assets                             $114,901   $ 61,645

Property and equipment, net                        35,895     21,063

Total assets                                     $184,315   $ 90,999


Accounts payable                                 $  7,182   $ 10,561

Total current liabilities                        $ 33,036   $ 26,727

Long term obligations, net of current               5,525      1,390

Redeemable convertible preferred stock                  0     55,097

Total shareholders' equity                       $145,754   $  7,785

Total liabilities and shareholders' equity       $184,315   $ 90,999

A/R days (DSO)                                         70         43
Inventory days (DOS)                                  122        125

For more information, please contact:
Richard Sawchak, Director-Investor Relations
Multilink Technology Corporation
300 Atrium Drive, Second Floor
Somerset, New Jersey 08873-4105
Tel: (732) 537-3776
Fax:  (732) 537-3781
Email: rsawchak@mltc.com
       -----------------

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